Exhibit 5

Robert T. Lucas III

Deputy General Counsel

550 South Tryon Street

Charlotte, NC 28202

Mailing Address:

DEC 45A/PO Box 1321

Charlotte, NC 28201

704 382 8152 Direct

980 373 9905 Fax

Email bob.lucas@duke-energy.com

Duke Energy Corporation	October 3, 2016
550 South Church Street
Charlotte, North Carolina 28202

Re:	Duke Energy Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Duke Energy Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 112,987 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company for issuance under the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Plan; (ii) the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and currently in effect; and (vi) certain resolutions of the Board of Directors of the Company authorizing the Registration Statement and the issuance of Common Stock under the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) shares of Common Stock issuable pursuant to the Plan have been issued and delivered by the Company and the entire amount of consideration therefor has been received in full by the Company, in each case, in accordance with the terms of the Plan, the issuance of such shares of Common Stock will have been duly authorized, and such shares of Common Stock will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Robert T. Lucas III

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